Calculation of Filing Fee Tables
S-3
HUNT J B TRANSPORT SERVICES INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.900% Senior Notes due 2030	457(r)	750,000,000	99.789	$ 748,417,500.00	0.0001531	$ 114,582.72
Fees to be Paid	2	Other	Guarantees of Senior Notes	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 748,417,500.00		$ 114,582.72
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 114,582.72
Offering Note
[1]	(1) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant initially deferred payment of all of the registration fee for the Registration Statement on Form S-3ASR (Registration No. 333-270011) filed by the registrant on February 24, 2023. (2) J.B. Hunt Transport, Inc. has issued guarantees of the 4.900% Senior Notes due 2030 (the "Senior Notes"). No separate consideration was paid with respect to such guarantees. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to guarantees of the Senior Notes.

[2]	(1) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant initially deferred payment of all of the registration fee for the Registration Statement on Form S-3ASR (Registration No. 333-270011) filed by the registrant on February 24, 2023. (2) J.B. Hunt Transport, Inc. has issued guarantees of the 4.900% Senior Notes due 2030 (the "Senior Notes"). No separate consideration was paid with respect to such guarantees. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to guarantees of the Senior Notes.